SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 1, 2006 (January 31, 2006)

NATCO Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15603	22-2906892
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

2950 North Loop West, 7th Floor
Houston, Texas	77092
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (713) 683-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

NATCO Group Inc. awards annual cash bonus incentive opportunities under its annual bonus plans to senior executives and other key employees. The amount of an executive's bonus opportunity, which is expressed as a percentage of base salary, depends primarily on that individual's position and responsibilities. The range of these percentages for our senior executive officers is from 40% to 75%.

The Board of Directors determined on January 31, 2006 the parameters for bonus payouts to senior executives and other key employees for 2006. The Company targets the 50th percentile compensation for overall comparisons to industry peers and market comparators with the opportunity to achieve up to the 75th percentile if performance warrants. The plan is designed to unify management's efforts by using consolidated results as the primary measure of performance while recognizing segment results, business unit results and individual contribution in determining final awards. Identified employees are eligible to participate in the program, but are neither entitled to, nor guaranteed, a bonus payment. Sixty percent of each participant's bonus will be based on NATCO's corporate financial performance, of which two-thirds will be based on consolidated earnings before income tax, depreciation and amortization, or EBITDA (as defined below), after bonus deduction, and one-third will be based on return on assets. Forty percent of each plan participant's bonus will be based on segment performance and specific business unit and individual objectives that include, among other things, safety, EBITDA contribution, bookings, management of operating expenses and business initiative goals. For 2006 bonus plan purposes, the Company's EBITDA is defined as NATCO's consolidated earnings before interest expense, income tax provision (credit), non-operating expense, retiree medical, preferred stock dividend, depreciation and amortization for 2006. Individual contribution factors can range from zero to 1.5 times an individual's bonus target percentage relative to that individual's performance criteria, and individual bonuses are capped at two times the individual's base salary. The bonus pool will fund only after the corporate EBITDA threshold is satisfied. In addition, the total pool amount cannot exceed the lower of 12% of EBITDA or two times the total target pool (that is, the sum of all participants' target bonuses multiplied by their base salaries as of January 1, 2006), and is subject to Board discretion. Moreover, the pool amount, after final individual participant allocations, cannot exceed 110% of the target amount without prior approval of the Governance, Nominating & Compensation Committee of the Company's Board of Directors.

The 2006 target bonuses for our named executive officers are as follows:

Name	Position	2006 Target Bonus Opportunity
John U. Clarke	Chief Executive Officer	75%
Patrick M. McCarthy	President	60%
C. Frank Smith	Executive Vice President	50%
Robert A. Curcio	Senior Vice President	50%
Knut Eriksen	Senior Vice President	50%
Richard W. FitzGerald	Senior Vice President and Chief Financial Officer	50%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2006

NATCO Group Inc.

By: /s/ John U. Clarke

John U. Clarke

Chairman and Chief Executive Officer